Exhibit (c)(xvi)
Project Milos Financing Discussion Materials October 2008

Project Milos Balance Sheet as of 6/30/2008 Side-by-Side Comparison ($ in millions) Rocket Milos Rocket Less Chugai Adj. Rocket Less Consolidated(1) Standalone(2) Milos Adjustment (1) Milos and Chugai Cash $ 3,982.8 $ 2,891.0 $1,091.8 $ 674.4 $ 417.3 (3) (4) Other Liquid Investments 11,434.8 3,446.0 7,988.8 715.7 7,273.2 Subtotal Cash & Equivalents $ 15,417.6 $ 6,337.0 $9,080.6 $ 1,390.1 $ 7,690.5 Other Assets 53,980.7 12,782.0 41,198.7 n.a. n.a. Total Assets $ 69,398.3 $ 19,119.0 $ 50,279.3 n.a. n.a. Debt $ 5,487.7 $ 3,074.0 $2,413.7 $ 0.0 $ 2,413.7 Other Liabilities 15,634.6 2,760.0 12,874.6 n.a. n.a. Shareholders’ Equity 48,276.1 13,285.0 34,991.1 n.a. n.a. Total Liabilities and Equity $ 69,398.3 $ 19,119.0 $ 50,279.3 n.a. n.a. Debt $ 5,487.7 $ 3,074.0 $2,413.7 $ 0.0 $ 2,413.7 Cash(3, 4) 15,417.6 6,337.0 9,080.6 1,390.1 7,690.5 Net Debt ($ 9,929.9) ( $ 3,263.0) ( $6,666.9) ($ 1,390.1) ( $ 5,276.8) (5) Available Cash for Transaction $ 11,000.0 $ 6,000.0 $5,000.0 $ 0.0 $ 5,000.0 LTM EBITDA $ 16,396.4 $ 5,206.0 $ 11,190.4 $ 706.8 $ 10,483.5 Implied Net Financing Required in Agreed Cash Merger(6) Squeeze-Out Net Financing Price Required $ 89.00 $44,023.8 $34,223.8 $ 91.00 45,132.7 35,332.7 $ 93.00 46,241.7 36,441.7 $ 95.00 47,350.6 37,550.6 Offer Price / Share $ 97.00 48,459.5 38,659.5 $ 99.00 49,568.4 39,768.4 Implied Net Financing Required in Tender Offer(7) % Shares Acquired in Tender Offer 78.0% 80.0% 85.0% 89.9% 99.9% $ 89.00 $16,623.4 $ 18,502.4 $23,200.1 $27,803.7 $37,199.0 $ 91.00 17,095.8 19,017.1 23,820.3 28,527.4 38,133.8 $ 93.00 17,568.2 19,531.7 24,440.5 29,251.1 39,068.6 $ 95.00 18,040.7 20,046.4 25,060.7 29,974.8 40,003.5 Offer Price / Share $ 97.00 18,513.1 20,561.1 25,681.0 30,698.5 40,938.3 $ 99.00 18,985.5 21,075.7 26,301.2 31,422.1 41,873.1 Source: Company filings (1) Assumes a CHF / USD exchange rate of 0.9817 as of 6/30/2008 (2) Excludes Milos restricted cash of $788 million (3) Excludes $1,037 million of Rocket financial long-term assets that are not readily convertible into cash (4) Includes $1,832 million of Milos financial long-term marketable debt and equity securities that are readily convertible into cash (5) Assumes repayment of Milos debt not triggered by full acquisition by Rocket (6) Agreed cash merger scenario assumes $5,000 million of Rocket cash and $6,000 million of Milos cash is used in transaction, and $450 million of retention plan costs, $450 million of bank financing fees and $300 million of combined transaction fees are incurred (7) Tender offer scenario assumes $5,000 million of Rocket cash is used in transaction and $450 million of bank financing fees and $150 million of transaction fees are incurred. Purchase price excludes dilutive securities

Project Milos Agreed Cash Merger Sources and Uses and Leverage Statistics Purchase Price(1) Basic Shares 1,055.6 Less: Rocket Shares (587.2) Shares Held by Minority 468.5 Shares Held by Minority 468.5 Plus: Dilutive Securities 26.2 FD Minority Shares 494.6 Take Out Price $89.00 Squeeze Out Price $ 44,023.8 Sources and Uses of Funds Sources Bank Financing $ 34,223.8 Plus: Estimated Available Net Rocket Cash 5,000.0 Plus: Estimated Available Net Milos Cash(2) 6,000.0 Total Sources $ 45,223.8 Uses Purchase Price at $ 89.00 $ 44,023.8 Retention Plan and Other(3) 450.0 Bank Financing Fees @ 1.0% 450.0 Combined Transaction Fees(4) 300.0 Total Uses $ 45,223.8 Pro Forma Leverage Statistics Consolidated Leverage Statistics Standalone Leverage Statistics Rocket Transaction Consolidated Pro Rocket Milos Transaction Standalone Pro Consolidated Adjustments Forma Leverage Standalone(1) Standalone(1) Adjustments Forma Leverage Debt $5,487.7 $ 34,223.8 $ 39,711.5 $ 2,413.7 $ 3,074.0 $ 34,223.8 $ 39,711.5 Cash & Equivalents 15,417.6 (11,000.0) 4,417.6 7,690.5 6,337.0 (11,000.0) 3,027.5 Net Debt ( $9,929.9) $ 45,223.8 $ 35,293.9 ( $ 5,276.8) ($ 3,263.0) $ 45,223.8 $ 36,684.0 LTM EBITDA $ 16,396.4 n.a. $ 16,396.4 $ 10,483.5 $ 5,206.0 n.a. $ 15,689.5 Debt / EBITDA 0.3x n.a. 2.4x 0.2x 0.6x n.a. 2.5x Net Debt / EBITDA -0.6x n.a. 2.2x -0.5x -0.6x n.a. 2.3x (1) As of 6/30/2008. Dilutive securities based on 86 million options outstanding at a weighted average exercise price of $61.90 (2) Assumes repayment of Milos debt not triggered by full acquisition by Rocket (3) Includes estimated retention fees of $371 million plus change of control payments for top executive officers of approximately $23 million and $56 million of other costs (4) Represents estimate of financial, legal and other transaction fees for both Rocket and Milos

Project Milos

Unilateral Tender Offer

Sources and Uses and Leverage Statistics: 89.9% of Milos Shares Acquired

($ in millions)

Purchase Price[1, 2]

Basic Shares Outstanding	1,055.6
% Acquired	89.9%
Basic Shares Acquired	949.0
Less: Rocket Shares	(587.2)
Shares Acquired in Transaction	361.8
Take Out Price	$89.00
Squeeze Out Price	**$32,203.7**

Sources and Uses of Funds

Sources	
Bank Financing	$27,803.7
Plus: Estimated Available Net Rocket Cash	5,000.0
Total Sources	**$32,803.7**

Uses	
Purchase Price at $89.00	$32,203.7
Bank Financing Fees @ 1.0%	450.0
Transaction Fees[3]	150.0
Total Uses	**$32,803.7**

Pro Forma Leverage Statistics

	Consolidated Leverage Statistics			Standalone Leverage Statistics		
	Rocket Consolidated[1]	Transaction Adjustments	Consolidated Pro Forma Leverage	Rocket Standalone	Transaction Adjustments	Standalone Pro Forma Leverage
Debt	$5,487.7	$27,803.7	$33,291.4	$2,413.7	$27,803.7	$30,217.4
Cash & Equivalents	15,417.6	(5,000.0)	10,417.6	7,690.5	(5,000.0)	2,690.5
Net Debt	($9,929.9)	$32,803.7	$22,873.8	($5,276.8)	$32,803.7	$27,526.9
LTM EBITDA	$16,396.4	n.a.	$16,396.4	$10,483.5	n.a.	$10,483.5
Debt / EBITDA	0.3x	n.a.	2.0x	0.2x	n.a.	2.9x
Net Debt / EBITDA	-0.6x	n.a.	1.4x	-0.5x	n.a.	2.6x

(1) As of 6/30/2008
(2) Excludes vesting of dilutive securities
(3) Represents estimate of financial, legal and other transaction fees for Rocket only

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Project Milos

Unilateral Tender Offer

Sources and Uses and Leverage Statistics: 99.9% of Milos Shares Acquired

($ in millions)

Purchase Price[1, 2]

Basic Shares Outstanding	1,055.6
% Acquired	99.9%
Basic Shares Acquired	1,054.6
Less: Rocket Shares	(587.2)
Shares Acquired in Transaction	467.4
Take Out Price	$89.00
Squeeze Out Price	**$41,599.0**

Sources and Uses of Funds

Sources	
Bank Financing	$37,199.0
Plus: Estimated Available Net Rocket Cash	5,000.0
Total Sources	**$42,199.0**

Uses	
Purchase Price at $89.00	$41,599.0
Bank Financing Fees @ 1.0%	450.0
Transaction Fees[3]	150.0
Total Uses	**$42,199.0**

Pro Forma Leverage Statistics

	Consolidated Leverage Statistics			Standalone Leverage Statistics		
	Rocket Consolidated[1]	Transaction Adjustments	Consolidated Pro Forma Leverage	Rocket Standalone	Transaction Adjustments	Standalone Pro Forma Leverage
Debt	$5,487.7	$37,199.0	$42,686.7	$2,413.7	$37,199.0	$39,612.7
Cash & Equivalents	15,417.6	(5,000.0)	10,417.6	7,690.5	(5,000.0)	2,690.5
Net Debt	($9,929.9)	$42,199.0	$32,269.1	($5,276.8)	$42,199.0	$36,922.2
LTM EBITDA	$16,396.4	n.a.	$16,396.4	$10,483.5	n.a.	$10,483.5
Debt / EBITDA	0.3x	n.a.	2.6x	0.2x	n.a.	3.8x
Net Debt / EBITDA	-0.6x	n.a.	2.0x	-0.5x	n.a.	3.5x

(1) As of 6/30/2008
(2) Excludes vesting of dilutive securities
(3) Represents estimate of financial, legal and other transaction fees for Rocket only

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Project Milos

Unilateral Tender Offer

Leverage Statistics Sensitivity Analysis

Leverage Statistics Sensitivity Analysis(1)

($ in millions)

	% of Milos Shares Acquired	78.0%	83.0%	88.0%	89.9%	99.9%
	Milos Shares Acquired in Tender Offer	236.2	289.0	341.8	361.8	467.4
	Take Out Price	$89.00	$89.00	$89.00	$89.00	$89.00
	Purchase Price	$21,023.4	$25,721.0	$30,418.6	$32,203.7	$41,599.0
	Plus: Total Fees(2)	600.0	600.0	600.0	600.0	600.0
	Total Uses of Funds	$21,623.4	$26,321.0	$31,018.6	$32,803.7	$42,199.0
	Total Sources of Funds	$21,623.4	$26,321.0	$31,018.6	$32,803.7	$42,199.0
	Less: Estimated Net Rocket Cash	(5,000.0)	(5,000.0)	(5,000.0)	(5,000.0)	(5,000.0)
	Net Debt Financing Required	$16,623.4	$21,321.0	$26,018.6	$27,803.7	$37,199.0
Consolidated Leverage Statistics	Pro Forma Debt	$22,111.1	$26,808.7	$31,506.3	$33,291.4	$42,686.7
	Pro Forma Cash	10,417.6	10,417.6	10,417.6	10,417.6	10,417.6
	Net Debt	$11,693.5	$16,391.1	$21,088.7	$22,873.8	$32,269.1
	LTM Rocket Consolidated EBITDA	$16,396.4	$16,396.4	$16,396.4	$16,396.4	$16,396.4
	Debt / EBITDA	1.3x	1.6x	1.9x	2.0x	2.6x
	Net Debt / EBITDA	0.7x	1.0x	1.3x	1.4x	2.0x
Standalone Leverage Statistics	Pro Forma Debt	$19,037.1	$23,734.7	$28,432.3	$30,217.4	$39,612.7
	Pro Forma Cash	2,690.5	2,690.5	2,690.5	2,690.5	2,690.5
	Net Debt	$16,346.5	$21,044.2	$25,741.8	$27,526.9	$36,922.2
	LTM Rocket EBITDA	$10,483.5	$10,483.5	$10,483.5	$10,483.5	$10,483.5
	Debt / EBITDA	1.8x	2.3x	2.7x	2.9x	3.8x
	Net Debt / EBITDA	1.6x	2.0x	2.5x	2.6x	3.5x

(1) Assumes 1,055.6 million Milos basic shares outstanding and 587.2 million shares currently held by Rocket as of 6/30/2008
(2) Includes bank financing and transaction fees

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